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                                 Exhibit 10.31

                           KOPPERS INDUSTRIES, INC.



                            1997 STOCK OPTION PLAN



                            ______________________



                                August 19, 1997
                           KOPPERS INDUSTRIES, INC.


                            1997 STOCK OPTION PLAN


1. Purpose

     The purpose of the Koppers Industries, Inc. 1997 Stock Option Plan (hereafter referred to as the "1997 Plan") is to advance the interests of Koppers Industries, Inc. (hereafter referred to as the "Company") by achieving a greater commonality of interest between shareholders and key employees, by enhancing the Company's ability to retain and attract highly qualified key employees and by providing an additional incentive to such key employees to achieve the Company's long-term business plans and objectives. This purpose will be achieved through the granting under the 1997 Plan of (a) incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1986 as amended, and (b) non-qualified stock options (all options other than incentive stock options). Incentive and non-qualified stock options granted under this 1997 Plan shall hereinafter be referred to as "Options".

     The 1997 Plan is separate and distinct from the Koppers Industries, Inc. Restated and Amended Stock Option Plan dated February 21, 1996 ("Restated and Amended Plan"). Accordingly, the Options granted under the 1997 Plan are separate from and are in addition to options granted under the Restated and Amended Plan.

2. Administration

     The 1997 Plan shall be administered by the Human Resources and Compensation Committee (hereinafter referred to as the "Committee"), in accordance with the directions of the Board of Directors of Koppers Industries, Inc. (the "Board").
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     The Board shall have full and final authority with respect to the 1997 Plan to (i) interpret all provisions of the 1997 Plan consistent with the law; (ii) designate the key employees to receive grants of Options; (iii) determine the frequency of Option grants; (iv) determine the number and type of Options to be granted to each key employee; (v) specify the number of shares subject to each Option; (vi) prescribe the form and terms of instruments evidencing any Options granted under this 1997 Plan; (vii) make specific awards when appropriate;
(viii) adopt, amend and rescind general and specific rules and regulations for the 1997 Plan' s administration; and (ix) make all other determinations necessary or advisable for the administration of this 1997 Plan.

     No member of the Committee or the Board shall be liable for any action taken or determination made in good faith. The members of the Committee and Board shall be

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indemnified by the Company for any acts or omissions in connection with the 1997
Plan to the full extent permitted by Pennsylvania and Federal regulatory statutes.

3. Shares Available for Options

     Subject to the adjustments provided in the Section 7 of the 1997 Plan, the aggregate number of shares of the voting common stock of the Company for which Options may be granted under the 1997 Plan shall be 495,000 shares. In the event that an Option granted under the 1997 Plan to any individual expires or is terminated unexercised as to any shares covered thereby, such shares shall thereafter be available for the granting of Options to such individuals or other individuals under the 1997 Plan.

     The maximum aggregate number of shares for which Options may be granted to any optionee in any one fiscal year under the 1997 Plan ("Optionee") shall not exceed 100,000 shares.

     Options granted under the 1997 Plan will be fulfilled, upon exercise, with authorized and unissued shares of the voting common stock of the Company.

4. Eligibility

     Present and future officers and key employees of the Company who are regularly employed on a salary basis shall be eligible to participate in the 1997 Plan.

5. Option Price

     The Board shall establish the Option price at the time any Option is granted in such amount as the Board shall determine. The Option price will be subject to adjustment in accordance with the provisions of Section 7 of the 1997 Plan.

6. Option Provisions

     The terms and conditions of the Options as determined form time to time by the Board shall be evidenced by stock option agreements in such form as the Board shall approve, provided, however, that all Options granted under the 1997 Plan shall be subject to the following:

(a) The price per share with respect to each Option shall be payable at the time the Option is exercised. Such price shall be payable in cash, or by delivering to the Company other shares of common stock of the Company owned by the Optionee. Shares delivered to the Company in payment of the Option price shall be valued at the fair value of the common stock of the Company as of the most recent validation date. Fair value shall be determined in accordance with the valuation method specified by the Board.

(b) The right to purchase shares shall be cumulative so that when the right to purchase any shares

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has accrued such shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option.

(c) The term of the Option shall not extend beyond ten (10) years from the date of grant of the Option.

(d) Each Option shall not be transferable by the Optionee except by will or the laws of descent and distribution of the state of his or her domicile at the time of his or her death. During the lifetime of the Optionee, any Option shall be exercisable only by such Optionee.

(e) In the event of the death of the Optionee, his or her personal representatives shall have the right, within one year after the date of death (but not after the expiration date of the Option), to exercise his or her Option with respect to all or any part of the shares of stock as to which the deceased Optionee had not exercised his or her Option at the time of his or her death.

(f) If the employment of an Optionee is terminated because of permanent and total disability, as defined under Section 22(e)(3) of the U.S. Internal Revenue Code of 1986, as amended, he or she will have the right, within ninety (90) days after the date of such termination (but in no event after the expiration date of the Option), to exercise his or her Option with respect to all or any part of the shares of stock as to which he or she had not exercised his Option at the time of such termination.

(g) If an Optionee retires in accordance with the provisions of any retirement plan of the Company or is involuntarily terminated without cause, he or she shall have the right, within three (3) years after the date or his or her retirement or termination (but in no event after the expiration date of the Option) to exercise his or her Option with respect to all or any part of the shares of stock as to which he or she had not exercised his or her Option at the time of retirement or termination.

(h) If the employment of an Optionee is terminated for any reason other than death, permanent and total disability , involuntary termination without cause or retirement, he or she shall have the right, within thirty (30) days after the date of such termination (but in no event after the expiration date of the Option), to exercise his or her Option with respect to all or any part of the shares of stock as to which he or she had not exercised his Option at the time of such termination, except that if the Optionee's employment was terminated by the Company for cause, as determined by the Board, or if the Optionee voluntarily terminates his or her employment without the consent of the Company (of which fact the Board shall be the sole judge), then the Optionee forfeits his or her rights under the Option except as to shares of stock already purchased.

7. Adjustment of Shares

       In the event there is any change in the common stock of the Company by reason of any reorganization, recapitalization, stock split, stock dividend or otherwise, the number or kind of

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shares available for Options under the 1997 Plan and the number or kind of shares subject to any Option and the per share Option price thereof shall be appropriately adjusted by the Board.

8.  Change in Control

     In the event the Board requires participants to hold options for a specified period of time prior to exercise and the Company experiences a change of control, all Optionees shall have the right to exercise his or her Option with respect to all or any part of the shares of stock as to which each Optionee had not yet exercised his Option immediately prior to such event. For purposes of the 1997 Plan, a change in control in ownership is defined as a change in ownership of over thirty percent (30%) of the outstanding shares of voting common stock of the Company, liquidation or dissolution of the Company, sale of substantially all of the Company, or a merger, consolidation or combination in which the Company is not a survi.vor,

9.  Amendment of 1997 Plan

     The Board shall have the right to amend, suspend, or terminate the 1997 Plan at any time. No amendment, suspension or termination of the 1997 Plan shall alter or impair any Options previously granted under the 1997 Plan, without the consent of the holder thereof.

10. Compliance with Law

     No Option shall be exercisable and no shares will be delivered under this 1997 Plan except in compliance with all applicable Federal and State laws and regulations.

     No Option shall be exercisable and no shares will be delivered under this 1997 Plan until the Company has obtained consent or approval from Federal or State regulatory bodies, having jurisdiction over such matters as the Board may deem advisable.

11. No Right to Employment

     This 1997 Plan shall not be construed to give any employee of the Company any right to be awarded any Options other than at the sole discretion of the Board; to limit in any way the right of the Company to terminate the employment of any employee at any time; or to be evidence of any agreement or understanding, express or implied, that the Company will employ any employee in any particular position or at any particular rate of remuneration or for any particular period of time.

12. Effective Date and Term of 1997 Plan

     The effective date of the 1997 Plan shall be the date of the adoption by the Board. The 1997 Plan shall remain in effect until December 31, 2006 or until terminated by the Board, whichever date occurs first.

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